Exhibit 99.1

For Further Information, Contact:

Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 700	Phone: (954) 389-3700
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Paul Holt, EVP/CFO, pholt@qsii.com

FOR IMMEDIATE RELEASE

        JANUARY 22, 2015

QUALITY SYSTEMS, INC. REPORTS FISCAL 2015 THIRD QUARTER RESULTS

Company Sees Improvement across Several Key Areas including Revenue, Earnings, and Pipeline

IRVINE, Calif. … January 22, 2015 … Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2015 third quarter ended December 31, 2014.

Revenues for the fiscal 2015 third quarter reached $123.4 million, an increase of 13 percent when compared with $108.9 million reported for the fiscal 2014 third quarter. Net income for the 2015 third quarter was $6.7 million versus a net loss of $12.6 million in the 2014 third quarter, when the Company recorded an impairment charge in its Hospital Solutions division.

On a GAAP basis, fully diluted earnings per share was $0.11 in the fiscal 2015 third quarter compared with fully diluted loss per share of $0.21 for the comparable period a year ago. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2015 third quarter was $0.16, an increase of 45 percent from $0.11 reported in the fiscal 2014 third quarter.

During the quarter, the Company’s pipeline grew to $162.3 million, demonstrating yet another quarter of improvement. At quarter-end, the Company’s liquidity position was strong, with $124.8 million of cash and investments.

“We are pleased that this quarter’s financial performance clearly demonstrates the progress the Company is making across all fronts of our business. The momentum we have been building over the past several quarters resulted in increases in both revenue and earnings, primarily driven by tailwinds from our Revenue Cycle Management Services division and broader adoption of our Mirth-based interoperability products. This, coupled with wider acceptance of our population health and EDI solutions, all contributed to the improvements we saw this quarter,” noted Steven T. Plochocki, president and chief executive officer.

“We believe our recent growth is the cumulative effect of our comprehensive product portfolio, which now spans 32 products. This full spectrum offering is generating a more diversified revenue stream, reaping stronger, steady growth. We expect this pattern to continue as we help our clients navigate the ever-changing

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Quality Systems

Fiscal 2015 Third Quarter Results

healthcare landscape, and prepare them to adapt to what lies beyond the horizon. We are continuously helping guide them through the movement towards value-based healthcare by creating, strengthening and introducing an extensive product and services offering that arms providers with all the tools they need to deliver exceptional, patient-centric, cost-effective care,” Plochocki concluded.

Quality Systems also announced that its Board of Directors declared a quarterly cash dividend of seventeen and one-half cents ($0.175) per share on the Company’s outstanding shares of common stock, payable to shareholders of record as of March 13, 2015 with an anticipated distribution date of April 3, 2015. The $0.175 per share cash dividend is pursuant to the Company’s current practice to pay a regular quarterly dividend on the Company’s outstanding shares of common stock, subject to Board review and approval, and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.

Quality Systems will host a conference call to discuss its fiscal 2015 third quarter results on Thursday, January 22, 2015 at 10:00 AM ET (7:00 AM PT). All participants should dial 1-866-900-9499 at least ten minutes prior to the start of the call and reference conference ID #66989201. International callers should dial 1-937-502-2136. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.qsii.com, click on the “Investors” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-585-8367 or 404-537-3406 and enter conference ID #66989201. The replay will be available from approximately 1:00 PM ET on Thursday, January 22, 2015, through 11:59 PM ET on Thursday, January 29, 2015.

A transcript of the conference call will be made available on the Company’s website at www.qsii.com.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2014, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market

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Quality Systems

Fiscal 2015 Third Quarter Results

acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies.

The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company’s financial condition and results. The Company calculates non-GAAP diluted earnings per share by excluding acquisition costs, amortization of acquired intangible assets, impairment of goodwill and other assets, securities litigation defense costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes. The non-GAAP provision for income taxes is calculated by excluding the income tax effect of the non-GAAP adjustments.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Software and hardware	$16,339	$14,114	$45,312	$45,648
Implementation and training services	3,658	5,046	16,964	19,430

System sales	19,997	19,160	62,276	65,078

Maintenance	43,045	39,763	125,985	118,684
Electronic data interchange services	19,051	16,637	56,276	49,874
Revenue cycle management and related services	20,392	16,178	54,517	47,660
Other services	20,939	17,116	62,783	48,168

Maintenance, EDI, RCM and other services	103,427	89,694	299,561	264,386

Total revenues	123,424	108,854	361,837	329,464

Cost of revenue:
Software and hardware	6,127	27,398	19,289	37,111
Implementation and training services	4,584	7,466	18,423	21,572

Total cost of system sales	10,711	34,864	37,712	58,683

Maintenance	7,365	5,642	21,064	16,206
Electronic data interchange services	11,956	10,276	35,970	31,722
Revenue cycle management and related services	14,246	11,736	40,154	34,144
Other services	10,082	8,537	32,423	26,054

Total cost of maintenance, EDI, RCM and other services	43,649	36,191	129,611	108,126

Total cost of revenue	54,360	71,055	167,323	166,809

Gross profit	69,064	37,799	194,514	162,655

Operating expenses:
Selling, general and administrative	41,482	36,864	116,893	110,538
Research and development costs	18,468	13,175	51,602	26,404
Amortization of acquired intangible assets	904	1,219	2,795	3,673
Impairment of goodwill and other assets	—	5,873	—	5,873

Total operating expenses	60,854	57,131	171,290	146,488

Income (loss) from operations	8,210	(19,332)	23,224	16,167

Interest income (expense), net	(82)	121	41	(53)
Other income (expense), net	—	18	(17)	(391)

Income (loss) before income taxes	8,128	(19,193)	23,248	15,723
Provision for (benefit of) income taxes	1,452	(6,606)	6,659	5,244

Net income (loss)	$6,676	$(12,587)	$16,589	$10,479

Net income (loss) per share:
Basic	$0.11	$(0.21)	$0.28	$0.18
Diluted	$0.11	$(0.21)	$0.27	$0.17

Weighted-average shares outstanding:
Basic	60,272	60,173	60,250	59,823
Diluted	60,855	60,173	60,813	59,984

Dividends declared per common share	$0.175	$0.175	$0.525	$0.525

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	December 31,	March 31,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$113,640	$103,145
Restricted cash and cash equivalents	2,330	4,351
Marketable securities	11,182	10,656
Accounts receivable, net	105,879	110,181
Inventories	665	834
Income taxes receivable	3,391	8,366
Deferred income taxes, net	11,751	11,690
Other current assets	12,160	11,135

Total current assets	260,998	260,358
Equipment and improvements, net	21,636	22,801
Capitalized software costs, net	38,497	39,152
Intangibles, net	27,645	33,016
Goodwill	72,804	72,804
Other assets	17,671	16,927

Total assets	$439,251	$445,058

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,962	$7,888
Deferred revenue	67,756	71,077
Accrued compensation and related benefits	19,588	15,953
Dividends payable	10,697	10,686
Other current liabilities	33,906	18,282

Total current liabilities	138,909	123,886

Deferred revenue, net of current	1,611	2,187
Deferred compensation	5,477	4,809
Other noncurrent liabilities	10,753	19,086

Total liabilities	156,750	149,968

Commitments and contingencies

Shareholders’ equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 60,285 and 60,206 shares at December 31, 2014 and March 31, 2014, respectively	603	602
Additional paid-in capital	197,727	194,739
Accumulated other comprehensive loss	(265)	(182)
Retained earnings	84,436	99,931

Total shareholders’ equity	282,501	295,090

Total liabilities and shareholders’ equity	$439,251	$445,058

QUALITY SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Income before provision for income taxes - GAAP	$8,128	$(19,193)	$23,248	$15,723

Plus items included in cost of revenue:
Amortization of acquired software technology	858	1,060	2,575	2,668
Impairment of other assets*	—	20,098	—	20,098
Share-based compensation	104	90	282	253

Total adjustments to cost of revenue	962	21,248	2,857	23,019

Plus items included in operating expenses:
Acquisition costs	738	108	2,482	602
Amortization of acquired intangible assets	904	1,219	2,795	3,673
Impairment of goodwill and other assets	—	5,873	—	5,873
Securities litigation defense costs	1,173	—	2,460	1,721
Share-based compensation	865	617	2,344	1,579
Other non-run-rate expenses	—		315	—

Total adjustments to operating expenses	3,680	7,817	10,396	13,448

Total adjustments to GAAP income before provision for income taxes:	4,642	29,065	13,253	36,467

Income before provision for income taxes - Non-GAAP	12,770	9,872	36,501	52,190
Provision for income taxes	3,074	3,141	11,294	17,518

Net income - Non-GAAP	$9,696	$6,731	$25,207	$34,672

Diluted net income per share - Non-GAAP	$0.16	$0.11	$0.41	$0.58

Weighted-average shares outstanding (diluted):	60,855	60,546	60,813	59,984

*	Relates to the impairment of acquired software technology and capitalized software costs in the Hospital Solutions Division

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